                                                                      EXHIBIT 5

                 OPINION OF HELLER EHRMAN WHITE & MCAULIFFE LLP

September 27, 2000


Calypte Biomedical Corporation
1265 Harbor Bay Parkway
Alameda, California 94502

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Calypte Biomedical Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities Exchange Commission on or about September 27, 2000 for the purposes of registering under the Securities Exchange Act of 1933, as amended, 6,150,000 shares of its Common Stock, $0.001 par value (the "Shares"). Of the Shares, 4,000,000 are issuable under the Company's 2000 Equity Incentive Plan (the "Equity Plan"), 650,000 are issuable under the Company's 1995 Director Option Plan, as amended to date (the "Director Plan"), and 1,500,000 are issuable under the Company's 1991 Incentive Stock Plan, as amended to date (the "Incentive Plan", collectively referred to as the "Plans").

         In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

         A. The Amended and Restated Certificate of Incorporation of the Company, as amended to date, certified by the Secretary of State of the State of Delaware as of August 25, 2000 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

         B. The Bylaws of the Company, as amended to date, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

         C. A Certificate of Good Standing relating to the Company issued by the Secretary of State of the State of Delaware as of September 27, 2000;

         D. A Certificate of Status Foreign Corporation issued by the Secretary of State of the State of California as of August 25, 2000, and a letter from GKL verifying the good standing of the Company with the California Franchise Tax Board as of September 26, 2000;

         E. A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors and stockholders of the Company relating to the adoption and approval of the Plans, (ii) verifying that the Amended and Restated Certificate of Incorporation of the Company is complete and in full force and effect as of the date of this opinion, and (iii) certifying as to certain factual matters;

         F. A Certificate of ChaseMellon Shareholder Services, L.L.C., the transfer agent of the Company, as to the number of shares of common stock of the Company outstanding as of September 25, 2000;

         G.       The Registration Statement; and

         H.       The Plans.

         This opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered, issued and sold, (ii) the Shares to be sold are issued in accordance with the terms of the Plans, (iii) the Company receives the full consideration for the Shares as stated in the Plans,
(iv) the per share consideration for each Share includes payment of cash or other lawful consideration at least equal to the par value of the Company's common stock, and (v) all applicable securities laws are complied with, it is our opinion that when issued and sold by the Company, after payment therefore in the manner provided in the agreements which accompany the applicable Plans, the Shares will be validly issued, fully paid and nonassessable.

         This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                        Very truly yours,

                                        /s/ Heller Ehrman White & McAuliffe LLP


                                       2